--------------------------- NOTICE OF GRANT AWARD ------------------------------
SMALL BUSINESS INNOVATION RESEARCH PROG                   Issue Date: 06/21/1999

Department of Health and Human Services
National Institutes Of Health
NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES
--------------------------------------------------------------------------------

Grant Number: 1 R43 AI46043-01
Principal Investigator: HRUBY, DENNIS E MD
Project Title: BETA-LACTAM INHIBITOR OF PILUS BIOGENESIS

TOM KONATICH - CHIEF FINANCIAL 0
SIGA PHARMACEUTICALS, INC
420 LEXINGTON AVENUE, SUITE 620
NEW YORK, NY 10170

Budget Period: 07/01/1999 - 12/31/1999
Project Period: 07/01/1999 - 12/31/1999

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $109,072 (see "Award Calculation" in Section I) to SIGA PHARMACEUTICALS, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR PART 52 15 USC 638 and is subject to attached terms and conditions.

Acceptance of this award including attached Terms and Conditions is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Award recipients are responsible for appropriate acknowledgment of NIH support when preparing publications, or issuing statements, press releases, request for proposals, bid solicitations, and other documents describing projects or programs funded in whole or in part with NIH support.

If you have any questions about this award, please contact the individual(s) referenced in the attachments.

Sincerely yours,

/s/ Annette Hanopole

Annette Hanopole
Grants Management Officer
NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES

Attachments

SECTION I - AWARD DATA - 1 R43 AI46043-01

AWARD CALCULATION (U.S. Dollars):

Salaries and Wages                                 $ 42,000
Personnel Costs                                    $ 42,000
Consultant Services                                $ 10,000
Supplies                                           $ 15,000
Travel Costs                                       $  1,500
Other Costs                                        $  5,000
Direct Costs                                       $ 73,500
F&A Costs                                          $ 29,400
APPROVED BUDGET                                    $102,900
Fee                                                $  6,172
TOTAL                                              $109,072

FISCAL INFORMATION:
CFDA Number: 93.856
EIN: 1133864870A1
Document Number: R3AI46043A
IC / CAN / FY1999

AI / 8425710 / 109,072

NIH ADMINISTRATIVE DATA:

PCC: M52 / OC: 41.4A / Processed: HANOPOLEA 990617 0201

SECTION II - PAYMENT/HOTLINE INFORMATION - 1 R43 AI46043-0l

For Payment and HHS Office of Inspector General Hotline Information, see the NIH Home Page at http://www.nih.gov/grants/policy/awardconditions.htm

SECTION III - TERMS AND CONDITIONS - 1 R43 AI46043-0l

This award is based on the application submitted to, and as approved by, the NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a. The grant program legislation and program regulation cited in this Notice of Grant Award.

b. The restrictions on the expenditure of federal funds in appropriations acts, to the extent those restrictions are pertinent to the award.

c. 45 CFR Part 74 or 45 CFR Part 92 as applicable.

d. The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.

e. This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(see NIH Home Page at http://www.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

This grant is included under Expanded Authorities.

This grant is excluded from Streamlined Noncompeting Award Procedures (SNAP).

Treatment of Program Income:
Additional Costs

None of the funds appropriated in this title for the National Institutes of Health and the

Alcohol, Drug Abuse, and Mental Health Administration shall be used to pay the salary of an individual, through a grant or other extramural mechanism, at a rate in excess of $125,900 per year.

The fee or profit provided as part of this grant award is in addition to allowable direct and indirect costs. If the total amount of direct and indirect costs awarded is not spent, a proportionate amount of the fee or profit must be shown as an unobligated balance on the Financial Status Report.

PAYMENT INFORMATION: The awardee organization will receive information and forms from the Payment Management System of the Department of Health and Human Services regarding requests for cash, manners of payment, and associated reporting requirements. Payment may be made on a cost-reimbursement or advance basis. Cost reimbursements may be requested monthly, quarterly, or at other periodic intervals. Advance payments may be requested on a monthly basis only. The telephone number for the Payment Management System Office is (301) 443-1660.

The total fixed fee for your Phase II project is $6,174 and is included in the maximum allowable total costs. This fee is incrementally funded proportionately for each budget period. $6,174 are allotted for payment of fixed fee for the budget period covered by this Notice of Grant Award. Additional funds for the remainder of the total fixed fee are intended to be allotted by a future Notice(s) of Grant Award, and is reflected in the future year total cost commitment base on this Notice of Grant Award. Unless and until such future Notice(s) of Grant Award is (are) issued, the Government will not be obligated to reimburse the grantee organization for more than the funds currently allotted for payment of the fixed fee. An adjustment of the fee will be made in the event the grant is terminated or future support is withheld. The fee allotted under this Notice of Grant Award is to be drawn down from the HHS Payment System in increments proportionate to the draw down of funds for costs.

Normally, the awardee organization retains the principal worldwide patent rights to any invention developed with United States government support. Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States. To the extent authorized by Title 35 United States Code Section 205, the Government will not make public any information disclosing a Government-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that application.

When purchasing equipment or products under this SBIR award, the grantee shall use only American-made items whenever possible.

The above referenced grant is scheduled to expire on December 31, 1999. Unless an application for competitive renewal is funded, grant closeout documents must be submitted within 90 days of the expiration of the grant. Grant closeout documents consist of a Financial Status Report (OMB 269) , Final Invention Statement (HHS 568) and a Final Progress Report.

The Final Progress Report may be typed on plain white paper and should include, at a minimum, a summary statement of progress toward the achievement of the originally stated aims, a list of results (positive and/or negative) considered significant, and a list of publications resulting from the project as well as plans for further publications. An original and one copy are required.

Please send the Final Progress Report and Final Invention Statement & a copy of the Financial Status Report to the following address:

ATTENTION: CLOSEOUT
NIH, NIAID, Division of Extramural Activities
Grants Management Branch
Room 2200, Rockledge Drive, MSC-7614
Bethesda, Maryland 20892-7614

The Financial Status Report should be sent to:

Division of Financial Management, NIH

9000 Rockville Pike, MSC-2052
Building 31, Room B1B05A
Bethesda, Maryland 20892-2052

Program Official Contact:
Christopher Tseng, Ph.D.
(301) 496-7453

Grants Management Contact:
Annette Hanopole
(301) 402-5937
ahanopole@niaid.nih.gov

Karen McVay, Grants Specialist

SPREADSHEET

GRANT NUMBER: 1 R43 AI46043-0l

P.1.: HRUBY, DENNIS E

INSTITUTION: SIGA PHARMACEUTICALS, INC.

                                                       YEAR 01
                                                       =======
Salaries and Wages                                      42,000
Personnel Costs                                         42,000
Consultant Services                                     10,000
Supplies                                                15,000
Travel Costs                                             1,500
Other Costs                                              5,000
TOTAL DC                                                73,500
TOTAL F&A                                               29,400
TOTAL COST                                             102,900
FEE                                                      6,172